SCHEDULE 14C
(RULE 14C-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION STATEMENT

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

     Check the appropriate box:

[ ]	Preliminary Information Statement	[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]	Definitive Information Statement

VIRAGEN (EUROPE) LTD.
(Name of Registrant As Specified in Charter)

     Payment of Filing Fee (Check the appropriate box):

[X] No Fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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(4) Date Filed:

VIRAGEN (EUROPE) LTD.

865 SW 78th Avenue
Suite 100
Plantation, FL 33324

March 5, 2002

TO OUR STOCKHOLDERS:

      This information statement is being provided to the stockholders of Viragen (Europe) Ltd. Our board of directors has approved and recommended an amendment to our Certificate of Incorporation changing our name to “Viragen International, Inc.”

      As a matter of regulatory compliance we are sending you this Information Statement which describes the purpose and effect of the amendments.

      Please feel free to call us at (954) 233-8377 should you have any questions on the enclosed Information Statement. We thank you for your continued interest in and support for Viragen (Europe) Ltd.

For the Board of Directors of

VIRAGEN (EUROPE) LTD.

By:	/s/ GERALD SMITH

Gerald Smith
President

VIRAGEN (EUROPE) LTD.

865 SW 78th Avenue
Suite 100
Plantation, FL 33324

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

      This Information Statement is being furnished to the stockholders of Viragen (Europe) Ltd., a Delaware corporation (“VERP”, “we”, “us” or “our”), in connection with the adoption of a Certificate of Amendment to our Certificate of Incorporation (the “Amendment”) by the written consent of holders of a majority in interest of our voting capital stock, which consists solely of our outstanding common stock.

      On February 7, 2002, VERP’s board of directors approved and recommended that our Certificate of Incorporation be amended to change our name from “Viragen (Europe) Ltd.” to “Viragen International, Inc.” On February 20, 2002, Viragen, Inc., our parent company, which owns 32,640,721 shares, or approximately 70% of the outstanding common stock entitled to vote on the proposal to amend our Certificate of Incorporation, consented to the proposed Amendment to change our name. The proposed Amendment to the Certificate of Incorporation will become effective upon its being filed with the Secretary of the State of Delaware. We anticipate that the filing of the Amendment will occur on or about March 26, 2002, but in no event earlier than 20 days following the date this Information Statement is mailed to our stockholders.

      If the proposed Amendment had not been adopted by written consent, it would have been required to be considered by our stockholders, at a special meeting convened for that specific purpose. The elimination of the need for a special meeting of our stockholders to approve the Amendment is made possible by Section 228 of the Delaware General Corporation Law, which provides that written consent by holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for action at a special meeting. Pursuant to Section 242 of the Delaware Law, a majority of the outstanding shares of voting capital stock entitled to vote thereon is required in order to amend VERP’s Certificate of Incorporation.

      In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as promptly as possible to implement our objectives hereafter described, our board of directors authorized proceeding pursuant to the written consent procedure. As discussed below, our board has recommended the name change Amendment in order to more accurately reflect VERP’s current and proposed business activities.

      A copy of the proposed Certificate of Amendment to the Certificate of Incorporation is set forth as Exhibit A to this Information Statement. The date on which this Information Statement was first sent to stockholders is on or about March 5, 2002. The record date established by us for purposes of determining the number of outstanding shares of our common stock, and those stockholders entitled to receive this Information Statement, is February 20, 2002.

      Pursuant to Section 228 of the Delaware Law, we are required to provide prompt notice of the taking of the corporate action without a meeting to the shareholders of record who have not consented in writing to such action. Inasmuch as we will have provided this Information Statement to our stockholders of record on the record date, no additional action will be undertaken pursuant to such written consents, and no dissenters’ rights under Delaware law are afforded to our stockholders as a result of the adoption of the Certificate of Amendment to our Certificate of Incorporation.

EXECUTIVE OFFICES

      Our principal executive offices are located at 865 SW 78th Avenue, Suite 100, Plantation, FL 33324. Our telephone number is (954) 233-8377.

OUTSTANDING VOTING STOCK OF THE COMPANY

      As of the Record Date, there were 46,491,740 shares of our common stock outstanding. Common stock constitutes VERP’s sole class of voting securities. Each share of common stock entitles the holder thereof to one vote on all matters submitted to a vote of stockholders.

      The following table sets forth information known to us as of the record date, relating to the beneficial ownership of shares of our common stock by:

•	each person who is known by us to be the beneficial owner of more than five percent of our outstanding common stock;

•	each director;

•	each of our named executive officers, as defined in Item 402(a)(3) of Regulation S-K; and

•	all executive officers and directors as a group.

      Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of Viragen (Europe) Ltd., 865 S.W. 78th Avenue, Suite 100, Plantation, Florida 33324.

      We believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock shown as being owned by them.

      Under securities laws, a person is considered to be the beneficial owner of securities owned by him (or certain persons whose ownership is attributed to him) and that can be acquired by him within 60 days from the date of this Report, including upon the exercise of options, warrants or convertible securities. We determine a beneficial owner’s percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of the date of this prospectus, have been exercised or converted. An “*” indicates less than 1%.

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      The table is based upon 46,491,740 outstanding shares, and does not give effect to:

•	the issuance of up to 436,300 shares in the event outstanding options are exercised, except with respect to beneficial ownership of shares attributed to the named person; and

•	except as otherwise required by SEC rules and regulations, the issuance of up to 11,732,760 shares in the event performance goals established under the BioNative acquisition agreement are fully attained. For purposes of determining beneficial ownership, we have assumed that all such performance goals are fully attained within 60 days.

	Number
	of Shares	Percent
	Beneficially	of
Name of Beneficial Owner	Owned	Class

Viragen, Inc.	32,640,721	70.2%
Gerald Smith	100,000	*
Dennis W. Healey	100,000	*
D. Magnus Nicolson	125,000	*
Carl N. Singer	—	—
Peter Cooper	22,500	*
Peng Lee Yap	22,500	*
William H. Stimson	22,500	*
Melvin Rothberg	35,000	*
Per-Erik Persson	87,235	*
Orjan O. Strannegard	1,635,542	2.8%
Hakan Borg	7,525,121	12.9%
Skanditek Industri-Forvaltning AB	3,953,939	6.8%
Officers and Directors (as a group of 10 persons)	2,150,277	3.7%

AMENDMENT TO CERTIFICATE TO EFFECT NAME CHANGE

      Our board of directors proposes to amend Article One of our Certificate of Incorporation to change VERP’s name from Viragen (Europe) Ltd. to Viragen International, Inc.

Reasons for the Proposed Name Change.

      The Company believes that the new name will provide a more accurate description of our current operations and reflects the direction of our future plans to penetrate the global market.

      We cannot predict what effect, if any, the proposed Amendment will have on the market price for our common stock, although we have no reason to believe that the Amendment will have a positive or negative effect. The Amendment is being sought solely to enhance our image and more accurately reflect our current and proposed business.

No Dissenter’s Rights.

      Under Delaware law, stockholders are not entitled to dissenter’s rights of appraisal with respect to the proposed amendment to our Certificate of Incorporation.

      The complete text of the proposed amendment to the Certificate of Incorporation is set forth as Exhibit A to this Information Statement.

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EXHIBIT A

CERTIFICATE OF AMENDMENT

OF
CERTIFICATE OF INCORPORATION
OF
VIRAGEN (EUROPE) LTD.

      Viragen (Europe) Ltd. (the “Corporation”) a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY

FIRST: That the board of directors of the Corporation has adopted a resolution proposing and declaring advisable an Amendment to the Certificate of Incorporation of the Corporation changing the name of the Corporation to “Viragen International, Inc.”

RESOLVED, that the Certificate of Incorporation of Viragen (Europe) Ltd. be amended by changing Article I thereof, so that, as amended, said Article I shall be and read as follows:

The name of the Corporation is “Viragen International, Inc.”

SECOND: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 and Section 228 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Gerald Smith, its President, this ______ day of ___________________ , 2002.

VIRAGEN (EUROPE) LTD.

By:

Gerald Smith
President

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